UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 31, 2006

CHINA DIGITAL MEDIA CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-30212
(Commission File Number)

13-3422912
(I.R.S. Employer Identification No.)

2505-06, 25/F, Stelux House, 698 Prince Edward Road East,
Kowloon, Hong Kong
(Address of Principal Executive Offices) (Zip Code)

(011) 852-2390-8600
(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by China Digital Media Corporation f/k/a Hairmax International, Inc., a Nevada corporation (the “Registrant”), in connection with the item set forth below.

ITEM 1.01 Entry Into a Material Definitive Agreement

On January 31, 2006, Guangdong HuaGuang Digimedia Cultural Development Limited, a limited liability company organized and existing under the laws of the Peoples’ Republic of China (“Guangdong HuaGuang”), entered into an Asset Transfer Agreement with Guiyang Classic & Fashion Advertising Co., Ltd., a limited liability company also organized and existing under the laws of the Peoples’ Republic of China (“Guiyang Classic”), and a television program production company, pursuant to which Guangdong HuaGuang will acquire the business and assets of Guiyang Classic and incorporate those assets into a newly formed Chinese subsidiary known as Guizhou HuaGuang Digimedia Company Limited (“Guizhou HuaGuang”).

The Registrant has authorized Guangdong HuaGuang and Mr. Lu Chen, an executive of Guangdong HuaGuang, to hold all of the registered capital of Guizhou HuaGuang as its agent. Guangdong HuaGuang was formerly known as Guangdong Pukonyi Culture Development Limited, a limited liability company organized under the laws of the Peoples’ Republic of China (“Guangdong Pukonyi”), which entered into a Strategic Alliance Agreement with the Registrant, dated June 15, 2005. That Strategic Alliance Agreement was reported on a Current Report on Form 8-K, filed with the Commission on June 20, 2005, pursuant to which the Registrant acquired effective control but not have direct ownership of Guangdong HuaGuang pursuant to the terms of the Strategic Alliance Agreement. Such terms included, among other things, a services contract with Guangdong HuaGuang, which gave the Registrant the power to elect a majority of the Board of Directors of Guangdong HuaGuang, in addition to a 90% gross profits interest and ten year option to purchase its outstanding shares of capital stock. In the event that the laws governing ownership of television production companies and related businesses in China such as Guiyang Classic change in the future, Guangdong HuaGuang has agreed to transfer the shares of Guizhou HuaGuang immediately to the Registrant or one of its subsidiaries.

The arrangement described above with Guangdong HuaGuang is a temporary arrangement implemented to enable the Registrant to control the business of Guiyang Classic and at the same time to comply with the Chinese foreign investment laws, and has been reviewed by the Registrant’s Chinese counsel for compliance with all applicable Chinese laws and policies.

The Registrant has agreed to pay for Guangdong HuaGuang’s purchase of the assets and business of Guiyang Classic for an aggregate consideration that will consist five-sixths of restricted common shares of the Registrant, and one-sixth in cash. The aggregate consideration will depend on the cumulative cash flow of Guizhou HuaGuang during the first 15 months of operation, but in no event will be greater than US$2.23 million and Guiyang Classic agrees to warrant that the cumulative cash flow of Guizhou HuaGuang in the next 2 years will not be less than US$2.48 million.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIGITAL MEDIA CORPORATION

By /s/ Daniel Ng
Daniel Ng
Chief Executive Officer

Dated: February 6, 2006

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